                                                                      EXHIBIT 21



                                  SUBSIDIARIES



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|                NAME                        |      STATE OF       |              OWNER                   |
|                                            |   INCORPORATION     |                                      |
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|                                            |                     |                                      |
--------------------------------------------- --------------------- --------------------------------------
| Childtime Childcare, Inc.                  |      Illinois       | Childtime Learning Centers, Inc.     |
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| Childtime Childcare--PMC, Inc.             |      Michigan       | Childtime Childcare--Michigan, Inc.  |
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| Childtime Childcare--Michigan, Inc.        |      Michigan       | Childtime Childcare, Inc.            |
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| TT Acquisition LLC                         |      Michigan       | Childtime Childcare, Inc.            |
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